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                                 CERTIFICATE

   The undersigned hereby certifies that he is the secretary of Dean Witter Developing Growth Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by a Majority Shareholder Vote (as defined in Section 1.2 (g) of the Declaration of Trust) at a meeting of Shareholders of the Trust held on July 16, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

   Dated this 18th day of July, 1984

                                          Sheldon Curtis
                                          Secretary




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                                  AMENDMENT

Dated: July 16, 1984
To Be Effective: July 16, 1984

                                      TO
                DEAN WITTER DEVELOPING GROWTH SECURITIES TRUST
                             DECLARATION OF TRUST
                           DATED DECEMBER 28, 1982




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                                          Amendment dated July 16, 1984 to
                                          the Declaration of Trust (the
                                          "Declaration") of Dean Witter
                                          Developing Growth Securities Trust
                                          (the "Trust") dated December 28,
                                          1982.

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to provide that the shares of beneficial interest of the Trust shall be of $.01 par value, and such provision has been adopted by a Majority Shareholder Vote (as defined in the Declaration ) at a meeting of Shareholders held on July 16, 1984, to be effective on July 16, 1984.

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Shareholders of the Trust have amended the Declaration as follows, to be effective on July 16, 1984, and the Trustees of the Trust have executed this Amendment on July 17, 1984.

1. Section 6.1 of Article VI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

"Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other share. The Trustees may divide or combine the shares into a greater of lesser number of shares without thereby changing the proportionate interests in the Trust. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable."

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This Amendment may be executed in more that one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 17th day of July, 1984

Irwin Friend, as Trustee                     John R. Haire, as Trustee
and not individually                         and not individually
1250 Round Hill Road                         439 East 51st Street
Bryn Mawr, PA 19010                          New York, NY 10022

Andrew J. Melton, Jr., as Trustee            John J. Scanlon, as Trustee
and not individually                         and not individually
Five World Trade Center                      2345 Redding Road
New York, NY 10048                           Fairfield, CT 06436

Albert T. Sommers, as Trustee                Edward R. Telling, as Trustee
and not individually                         and not individually
16 Bonnie Heights Road                       Sears, Roebuck & Company
Manhasset, NY 10030                          Sears Tower, 68th floor
                                             Dept. 902
                                             Chicago, IL 60684














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STATE OF NEW YORK)
           :SS.:
COUNTY OF NEW YORK)

   On this 17th day of July, 1984, IRWIN FRIEND, JOHN R. HAIRE, ANDREW J. MELTON, JR., JOHN J. SCANLON, ALBERT T. SOMMERS and EDWARD R. TELLING, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                          Notary Public

My commission expires: